UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 27, 2019

ANSYS, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2600 ANSYS Drive, Canonsburg, PA 15317
(Address of Principal Executive Offices) (Zip Code)

(844) 462-6797
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 2.02. Results of Operations and Financial Condition.

  On February 27, 2019, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, as well as a prepared remarks document, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

  On February 27, 2019, the Registrant posted on its website https://investors.ansys.com/ an investor presentation titled “4Q 2018 Investor Presentation”, that will be complementary to the press release described above, as part of its earnings conference call to be held on February 28, 2019 at 8:30 a.m. Eastern Time. To participate in the conference call, dial 855-239-2942 (US) or 412-542-4124 (Canada & International). The call will be recorded and a replay will be available within two hours after the call. The replay will be available by dialing (877) 344-7529 (US), (855) 669-9658 (Canada) or (412) 317-0088 (International) and entering the passcode 10128385. The archived webcast can be accessed, along with other financial information, on the Registrant's website at https://investors.ansys.com/news-and-events/events-calendar.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated February 27, 2019
    Exhibit 99.2.       Prepared remarks dated February 27, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, Inc.

Date: February 27, 2019	By:	/s/ Ajei S. Gopal
Ajei S. Gopal
President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press release dated February 27, 2019
99.2	Prepared Remarks dated February 27, 2019